Exhibit 99.1
AWH ANNOUNCES Q2 2021 FINANCIAL RESULTS

Q2 2021 Net Revenue Increased 26.1% Quarter-over-Quarter to $83.4 Million
Increases 2021 Full Year Net Revenue Guidance Range to $330-$350 Million
Added Five New Dispensaries YTD, Three During Q2 2021
NEW YORK, NY, August 10, 2021 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for Q2 2021, which ended June 30, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q2 2021 Financial Highlights
•Gross Revenue: Total revenue of $97.5 million increased 28.5% quarter-over-quarter and 236.2% year-over-year.
•Net Revenue: Net revenue, which excludes intercompany sale of wholesale products, increased 26.1% quarter-over-quarter to $83.4 million. Net revenue for the first six months of 2021 was $149.5 million, a 4.0% increase over the Company’s full year 2020 net revenue of $143.7 million.
•Net Loss: Net loss of $44.9 million during the second quarter of 2021, was primarily driven by a $32.0 million non-cash interest expense related to the Company’s initial public offering (“IPO”) completed in May 2021. This non-cash interest expense was largely driven by a $27.4 million charge related to the beneficial conversion feature of the historical Real Estate Preferred Units that converted in the IPO.
•Adjusted EBITDA1: Adjusted EBITDA of $20.3 million represented a 28.3% increase quarter-over-quarter. Adjusted EBITDA Margin of 24.4% represented a 43 basis point increase compared to the prior quarter.
•Balance Sheet: As of June 30, 2021, cash and cash equivalents were $104.2 million, and net debt, which equals total debt less cash and cash equivalents was $27.4 million. The Company has engaged Seaport Global to refinance the existing debt to lower the Company’s cost of capital and provide additional cash to support investment.
Management Commentary
“Our business continues to produce impressive quarter-over-quarter revenue and adjusted EBITDA growth as we scale our wholesale and retail operations across the high-quality markets where we operate,” said Abner Kurtin, Founder and CEO of AWH. “We remain focused on executing, disciplined
1    Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are a non-GAAP financial measures. Please see the “Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures” at the end of this press release for a reconciliation of non-GAAP to GAAP measures.

in our approach to allocating capital, and excited about the trajectory of the Company,” Kurtin added. “As a result, we are pleased to announce that we are increasing our full year net revenue guidance range to $330 million - $350 million.”
Recent Business Developments
Retail Business
•During the second quarter of 2021, AWH opened three new dispensaries in Boston, Massachusetts, Rochelle Park, New Jersey, and Chicago Ridge, Illinois, which brought the Company’s total to 18 open and operating dispensaries as of June 30, 2021.

•Total retail revenue increased to $58.0 million for the second quarter of 2021, representing an increase of 27.5% quarter-over-quarter. The growth was driven by increases in transactions at existing stores and the opening of three stores during the quarter.

•Total transactions increased 39.4% quarter-over-quarter to approximately 573,000. Average value per transaction declined by 8.6% compared to the prior quarter to approximately $101 primarily due to geographic and medical versus adult-use patient mix.

•Subsequent to the quarter close, the Company received approval2 from the Ohio Board of Pharmacy to close the acquisition of a dispensary in Carroll, Ohio.

Wholesale Business
•Gross wholesale revenue increased to $39.5 million, representing an increase of 30.1% quarter-over-quarter. Net wholesale revenue, after intercompany sales, increased to $25.3 million, representing an increase of 22.9% quarter-over-quarter, which continues to be driven by increased output and pricing at the Company’s cultivation facility located in Barry, Illinois.
•Pound equivalents sold increased 28.2% quarter-over-quarter and 285.3% year-over-year to approximately 11,040 pounds.
•Gross revenue per pound equivalent was approximately $3,577, which is slightly up quarter-over-quarter.
•On May 5, 2021 the Company closed on its acquisition of a cultivation license in Monroe, Ohio.

Revenue Guidance
Based on the Company’s strong Q2 2021 performance, management is increasing the 2021 full year annual revenue guidance from a range of $320 million to $340 million to a range of $330 million to $350 million. This revised range represents growth of approximately 130% to 145% year-over-year.

(in millions)	2020 Actual	2021 Guidance
Revenue, net	$144	$330 - $350
2 Certificate of Operation to be issued by the Board of Pharmacy at closing.

Q2 2021 Financial Overview
Total revenue in Q2 2021 was $97.5 million representing a 28.5% increase quarter-over-quarter and 236.2% year-over-year. Revenue growth was driven by increased cultivation and production activity, new store openings, and increased traffic at open stores. The Company continues to invest in the build-out and expansion of its cultivation and manufacturing facilities in Illinois, New Jersey, Massachusetts, and Michigan. Additionally, the Company is actively building out additional dispensaries in Massachusetts, New Jersey, and Michigan.
Q2 2021 gross profit was $34.5 million, or 41.4% of revenue, as compared to $29.7 million, or 44.9% of revenue, for the prior quarter.
Q2 2021 Adjusted Gross Profit1 was $39.6 million, or 47.5% of revenue, as compared to $32.6 million, or 49.3% of revenue, for the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, as well as non-cash inventory adjustments. Adjusted Gross Profit1 dollars increased 21.6% quarter-over-quarter driven by wholesale production efficiency at the Company’s Barry, Illinois cultivation facility and additional retail stores coming online, partially offset by declines in pricing at the Company’s Athol, Massachusetts cultivation facility due to the bulk sale of lower testing THC product. Adjusted Gross Profit1 margin decreased 174 basis points quarter-over-quarter to 47.5%, primarily driven by realized pricing at the Company’s Athol, Massachusetts cultivation facility.

Total general and administrative expenses for Q2 2021 were $30.6 million, or 36.7% of revenue, as compared to $25.1 million, or 38.0% of revenue, for the prior quarter.
Total other expense was $36.8 million for Q2 2021. The increase was primarily driven by a $27.4 million non-cash interest expense charge related to the beneficial conversion feature of the historical Real Estate Preferred Units recognized in conjunction with the Company’s IPO, as well as $3.6 million incremental non-cash interest recognized upon conversion of the Company’s convertible notes in conjunction with the IPO.
Net loss attributable to AWH for the second quarter of 2021 was $44.9 million, or a loss of $0.30 per basic and diluted common share, primarily driven by $32.0 million of non-cash interest expense related to the IPO, as compared to a net loss of $48.2 million, or $0.45 per basic and diluted historical common unit, for the prior quarter.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, stock-based compensation, and other items deemed one-time in nature, was $20.3 million in Q2 2021. This represents a 28.3% increase quarter-over-quarter. This increase was driven by wholesale production efficiency in Barry, Illinois and retail stores coming online, partially offset by declines in wholesale revenue at Athol, Massachusetts cultivation. Adjusted EBITDA1 Margin of 24.4% represented a 43 basis point increase compared to the prior quarter.

Balance Sheet and Liquidity
As of June 30, 2021, the Company had cash and cash equivalents of $104.2 million and total debt outstanding was $131.6 million. Net debt, which equals total debt less cash and cash equivalents was $27.4 million. The Company has engaged Seaport Global to refinance the existing debt to lower the Company’s cost of capital and provide additional cash to support investment.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on August 10, 2021 at 5:00 p.m. ET to discuss its financial results for the quarter ended June 30, 2021. The conference call may be accessed by dialing (888) 390-0605 with conference ID 22159427. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/ and will be archived for replay.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Michigan, Ohio, Massachusetts and New Jersey. AWH owns and operates state-of-the-art cultivation facilities, growing award winning strains and producing a curated selection of products. AWH produces and distributes Ozone branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s second quarter 2021 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, proceeds from sale leasebacks, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others: the risks and uncertainties identified in the Company’s Supplemented PREP Prospectus dated April 28, 2021, its Base PREP prospectus dated April 26, 2021, and in the Company’s other reports and filings with the applicable Canadian securities filed on its profile on SEDAR at www.sedar.com and with the SEC at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts

Media Contact
MATTIO Communications
Mel Trecha
(724) 513-9342
AWH@mattio.com

Investor Contact
Rebecca Koar
Vice President, Investor Relations
(617) 453-4042 ext. 90102
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended June 30,
(in thousands, except per share amounts)	2021	2020
Revenue, net	$83,367	$25,384
Cost of goods sold	(48,851)	(13,206)
Gross profit	34,516	12,178
Operating expenses
General and administrative expenses	30,612	9,975
Operating profit	3,904	2,203

Other (expense) income
Interest expense	(36,888)	(2,873)
Other, net	82	(3)
Total other expense	(36,806)	(2,876)
Loss before income taxes	(32,902)	(673)
Income tax expense	(11,995)	(3,632)
Net loss	(44,897)	(4,305)
Less: net income attributable to non-controlling interests	—	737
Net loss attributable to Ascend Wellness Holdings, Inc.	$(44,897)	$(5,042)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.30)	$(0.06)
Weighted-average common shares outstanding — basic and diluted(1)	150,341	89,821

(1)    Net loss per share and weighted-average common shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020
Revenue, net	$149,504	$47,976
Cost of goods sold	(85,321)	(28,306)
Gross profit	64,183	19,670
Operating expenses
General and administrative expenses	55,758	19,624
Settlement expense	36,511	—
Total operating expenses	92,269	19,624
Operating (loss) profit	(28,086)	46

Other (expense) income
Interest expense	(44,225)	(5,403)
Other, net	162	3
Total other expense	(44,063)	(5,400)
Loss before income taxes	(72,149)	(5,354)
Income tax expense	(20,971)	(6,069)
Net loss	(93,120)	(11,423)
Less: net income attributable to non-controlling interests	—	1,097
Net loss attributable to Ascend Wellness Holdings, Inc.	$(93,120)	$(12,520)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.73)	$(0.14)
Weighted-average common shares outstanding — basic and diluted(1)	128,392	89,821

(1)    Net loss per share and weighted-average shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended June 30,
(in thousands)	2021	2020
Net cash used in operating activities	$(4,226)	$(4,299)
Cash flows from investing activities
Additions to capital assets	(32,695)	(6,135)
Investments in notes receivable	(896)	(400)
Collection of notes receivable	82	—
Proceeds from sale of assets	—	26,750
Purchase of businesses, net of cash acquired	(2,456)	—
Net cash (used in) provided by investing activities	(35,965)	20,215
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	86,065	—
Proceeds from issuance of debt	—	12,708
Repayments of debt	(785)	(15,317)
Repurchase of warrants	(4,156)	—
Repayments under finance leases	—	(124)
Net cash provided by (used in) financing activities	81,124	(2,733)
Net increase in cash, cash equivalents, and restricted cash	40,933	13,183
Cash, cash equivalents, and restricted cash at beginning of period	63,279	12,713
Cash, cash equivalents, and restricted cash at end of period	$104,212	$25,896

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2021	2020
Net cash used in operating activities	$(12,055)	$(438)
Cash flows from investing activities
Additions to capital assets	(56,046)	(13,696)
Investments in notes receivable	(1,656)	(585)
Collection of notes receivable	164	—
Proceeds from sale of assets	—	26,750
Purchase of businesses, net of cash acquired	(13,630)	—
Net cash (used in) provided by investing activities	(71,168)	12,469
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	86,065	—
Proceeds from issuance of debt	49,500	12,833
Repayments of debt	(2,071)	(15,317)
Repurchase of warrants	(4,156)	—
Proceeds from finance leases	—	3,750
Repayments under finance leases	—	(206)
Net cash provided by financing activities	129,338	1,060
Net increase in cash, cash equivalents, and restricted cash	46,115	13,091
Cash, cash equivalents, and restricted cash at beginning of period	58,097	12,805
Cash, cash equivalents, and restricted cash at end of period	$104,212	$25,896

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	June 30, 2021	December 31, 2020
Cash and cash equivalents	$104,212	$56,547
Restricted cash	—	1,550
Inventory	47,099	28,997
Other current assets	38,087	47,084
Property and equipment, net	182,486	120,540
Operating lease right-of-use assets	101,731	84,642
Intangible assets, net	52,513	50,461
Goodwill	27,341	22,798
Other noncurrent assets	25,294	15,129
Total Assets	$578,763	$427,748

Total current liabilities	$110,224	$115,285
Long-term debt, net	104,730	152,277
Operating lease liabilities, noncurrent	174,489	156,400
Total stockholders’ equity	189,320	3,786
Total Liabilities and Stockholders’ Equity	$578,763	$427,748

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity based compensation; start-up costs; transaction-related and other non-recurring expenses; litigation settlement; and loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2021	2020	2021	2020
Gross Profit	$34,516	$12,178	$64,183	$19,670
Depreciation and amortization included in cost of goods sold	2,387	627	4,549	1,696
Non-cash inventory adjustments	2,714	—	3,464	—
Adjusted Gross Profit	$39,617	$12,805	$72,196	$21,366
Adjusted Gross Margin	47.5%	50.4%	48.3%	44.5%
The following table presents Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$(44,897)	$(4,305)	$(93,120)	$(11,423)
Income tax expense	11,995	3,632	20,971	6,069
Other (income) expense	(82)	3	(162)	(3)
Interest expense	36,888	2,873	44,225	5,403
Depreciation and amortization	2,470	1,969	4,889	3,920
Depreciation and amortization included in cost of goods sold	2,387	627	4,549	1,696
Non-cash inventory adjustments	2,714	—	3,464	—
Equity based compensation	1,711	85	4,198	270
Start-up costs(1)	1,716	1,845	3,027	3,264
Transaction-related and other non-recurring expenses(2)	5,406	164	7,584	267
Litigation settlement	—	—	36,511	—
Loss on sale of assets	—	286	—	286
Adjusted EBITDA	$20,308	$7,179	$36,136	$9,749
Adjusted EBITDA Margin	24.4%	28.3%	24.2%	20.3%
(1)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(2)Legal and professional fees associated with the Company’s go-public transaction and other non-recurring expenses.